Exhibit 99.1

NEWS RELEASE

Noble Energy Closes Acquisition of Clayton Williams Energy
Transaction significantly enhances Noble Energy’s scale in the Delaware Basin,
Also announces updated well results on acquired acreage

HOUSTON (April 25, 2017) - Noble Energy, Inc. (NYSE: NBL) (“Noble Energy” or “the Company”) announced that, following the overwhelming approval by the stockholders of Clayton Williams Energy, Inc. (“Clayton Williams Energy”) of the acquisition of Clayton Williams Energy by Noble Energy, the transaction closed and became effective immediately after market close on April 24, 2017.  In conjunction with the closing, Clayton Williams Energy became a wholly owned subsidiary of Noble Energy under the name NBL Permian LLC.

Acquired assets include 71,000 highly contiguous net acres in the core of the Southern Delaware Basin adjacent to Noble Energy’s original Reeves county holdings in Texas, an additional 100,000 net acres in other areas of the Permian Basin, and more than 300 miles of oil, natural gas, and produced water gathering pipelines.  Production on the assets totals approximately 10 thousand barrels of oil equivalent per day (MBoe/d).

David L. Stover, Noble Energy’s Chairman, President and CEO, stated, “We are pleased to close the transaction and appreciate the strong support of the stockholders of Clayton Williams Energy. Our plan to rapidly increase development of these highly prolific Delaware Basin assets will be a major contributor to Noble Energy’s leading U.S. onshore oil volume growth of nearly 30 percent annually through 2020. The scale and quality of these assets, combined with Noble Energy’s strong financial capacity and exceptional technical expertise, will drive significant cash flow growth and value creation for all our investors.”

Strategic benefits of the acquisition for Noble Energy include:

•	Expands scale in the core of the Delaware Basin, with the combined 118,000 net acres representing the second largest Southern Delaware position in the industry,

•	Doubles Delaware Basin net unrisked resources to 2 billion barrels of oil equivalent,

•	Enhances total Company oil and cash flow growth. Total volumes in 2020 from the Company’s combined Delaware assets are expected to be approximately 145 MBoe/d assuming current commodity strip pricing,

•	Facilitates efficiencies from long-lateral development, with an average lateral length on the acquired acreage of over 8,000 feet, and

•	Leverages the significant operational and financial benefits of midstream ownership, with the majority of acreage previously undedicated to third parties for midstream services.

Activity and Recent Well Results for Clayton Williams Energy
Rig activity on the acquired acreage is planned to accelerate from 1 rig currently to 2 rigs by the end of the second quarter 2017 and 3 by year-end 2017. Including the 3 rigs currently running on Noble Energy’s acreage, this will bring the Company’s total Delaware rigs to 6 entering 2018.

Two recent Clayton Williams Energy Wolfcamp A Lower completions, the Lowe 26 2H and the South Williams 10-51 1H, both located on the northern part of the acreage, commenced production in 2017. The Lowe 26 2H, with a lateral length of 4,897 feet, was completed with approximately 2,900 pounds of proppant per lateral foot. Drilled to a lateral length of 4,477 feet, the South Williams 10-51 1H was completed with 3,100 pounds of proppant per lateral foot. When normalized to a 7,500 foot lateral, cumulative production for each of the wells is performing approximately 10 percent higher than the 1.0 million barrel of oil equivalent (MMBoe) EUR Wolfcamp A type curve utilized in Noble Energy’s acquisition assessment.  Oil comprises 80 percent of the production stream.

In addition to these two wells, Clayton Williams Energy recently commenced production on two new Delaware Basin wells on its acreage which are in the initial ramp up period. One well represents Clayton William Energy’s first Wolfcamp C completion with a slickwater design.

Outperformance versus the Wolfcamp A type curve on the previously announced Collier 34-51 1H (6,284 ft lateral) and the Geltemeyer 297 1H (4,737 ft lateral) on the southern part of the new acreage continues. At three months of cumulative production, the wells were performing between 20 and 30 percent above type curve.  After seven months, the outperformance has increased to 30 to 40 percent, continuing to show flatter decline versus expectation.  The Collier 34-51 1H and the Geltemeyer 297 1H produced over 250 and 170 thousand barrels of oil equivalent over the first seven months, respectively, with an average oil mix for the two wells of 80 percent.

Midstream Acreage Dedication
The vast majority of the Delaware Basin acres acquired has been dedicated for infield crude oil, natural gas and produced water gathering to the Blanco River development company, which is owned 75 percent by Noble Energy and 25 percent by Noble Midstream Partners LP (NYSE: NBLX).  Additionally, infield gas gathering has been added to the existing crude oil and produced water dedication to the Blanco River development company on Noble Energy’s original 47,000 Delaware Basin acres.

Noble Energy’s first central gathering facility within the Delaware Basin, operated by NBLX, is progressing to a mid-year start-up.

First Quarter 2017 Webcast and Conference Call
Noble Energy is hosting its first quarter 2017 webcast and conference call on Tuesday, May 2, 2017 at 8:00 a.m., Central Time.  Results will be released after market close on the previous day. Additional details regarding the Company’s plans in the Delaware Basin will be discussed at that time.

Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets spanning three continents. Founded more than 80 years ago, the company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People’s Lives®. For more information, visit www.nblenergy.com.

Investor Contacts
Brad Whitmarsh
(281) 943-1670
brad.whitmarsh@nblenergy.com

Megan Repine
(832) 639-7380
megan.repine@nblenergy.com

Megan Dolezal
(281) 943-1861
Megan.Dolezal@nblenergy.com

Media Contacts
 Deena McMullen
(281) 943-1732
media@nblenergy.com

Reba Reid
(713) 412-8441
media@nblenergy.com

Forward Looking Statements

This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy’s and Clayton Williams’ current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Noble Energy and Clayton Williams, including future financial and operating results, Noble Energy’s and Clayton Williams’ plans, objectives, expectations and intentions and other statements that are not historical facts, including estimates of oil and natural gas reserves, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the risk that the businesses will not be integrated successfully, the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the diversion of management time on merger related issues, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s and Clayton Williams’ businesses that are discussed in Noble Energy’s and Clayton Williams’ most recent annual report on Form 10-K, respectively, and in other reports on file with the Securities and Exchange Commission. These reports are also available from Noble Energy’s offices or website, http://www.nblenergy.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

The Securities and Exchange Commission (the “SEC”) requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves, however, we have not disclosed the Company’s probable and possible reserves in our filings with the SEC. We use certain terms in this news release, such as “net unrisked resources,” which are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in Noble Energy’s and Clayton Williams’ most recent annual reports on Form 10-K and in other reports on file with the SEC, available from Noble Energy’s offices or website, http://www.nblenergy.com.